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                              CYTOGEN CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

          The CYTOGEN Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide the eligible employees of CYTOGEN Corporation (the "Company") and its qualifying subsidiaries a convenient means of purchasing shares of the Company's common stock, par value $ .01 per share (the "Stock"). The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be administered, interpreted and construed in a manner consistent with the requirements of that section of the Code.

                                   ARTICLE I
                                  DEFINITIONS


     1.1 "Account" means the bookkeeping account established on behalf of each Participant by the Administrator to record payroll deduction contributions made by such Participant and shares of Stock purchased on his behalf.

     1.2 "Administrator" means the individual or committee appointed pursuant to
Article VIII to administer the Plan.

     1.3 "Board" means the Board of Directors of the Company.

     1.4 "Business Day" means each day on which the Exchange (as defined in Section 4.3) is open for business.

     1.5 "Compensation" means all regular salary, wages or earnings but excluding overtime, commissions, bonuses, amounts realized from the exercise of a qualified or non-qualified stock option and other special incentive payments, fees or allowances.

     1.6 "Employee" means any person who is employed by the Company except an employee whose customary employment is:

          1.6.1 less than 20 hours per week; or

          1.6.2 less than 5 months a year.

For the purpose of determining whether an individual is an Employee, the definition of Company shall also include the Company's subsidiaries, if any, as defined under Code section 424(f).

     1.7 "Effective Date" means July 1, 1997, subject to the provisions of
Section 9.8 of the Plan.

     1.8 "Entry Date" means January 1 and July 1 of each Plan Year.
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     1.9 "Offering Commencement Date" means the first Business Day of each
Offering Period.

     1.10 "Offering Period" means each three month period.

     1.11 "Offering Termination Date" means the last Business Day of each Offering Period.

     1.12 "Participant" means an Employee who has met the eligibility requirements of Article II and who has elected to participate pursuant to an election under Section 3.1.

     1.13 "Plan Year" means the 12-month period ending December 31.

     1.14 "Shares" means shares of Stock that have been allocated to a Participant's Account.

     1.15 "Year of Service" means a consecutive 12-month period during which an individual was an Employee.

                                   ARTICLE II
                                  ELIGIBILITY


     2.1 Eligibility.  Except as provided in Section 3.6, an Employee who has
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completed one Year of Service prior to the Effective Date and who continues to be employed by the Company shall be eligible to participate in the Plan as of the Effective Date. All other Employees, except as provided in Section 3.6, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of one Year of Service.

     2.2 Eligibility Restrictions.  A Participant who elects to terminate
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participation in the Plan in accordance with Section 3.5 shall be prohibited from participating in the Plan until the Entry Date next following the date of such termination.

                                  ARTICLE III
                                 PARTICIPATION


     3.1 Commencement of Participation.  An eligible Employee may become a
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Participant in the Plan on any Entry Date by completing an enrollment and payroll deduction form and delivering it to the Company in accordance with procedures established by the Administrator.

     3.2 Payroll Deduction.  At the time a Participant files his enrollment and
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payroll deduction form, he shall elect to have after-tax deductions made from his Compensation by a whole percentage that is not less than 1% nor more than 10% of his Compensation.

     3.3 Participants' Accounts.  All payroll deductions made from a
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Participant's Compensation shall be credited to his Account and used to purchase shares of Stock in

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accordance with Article V. Contributions credited to a
Participant's Account shall not accrue interest or earnings during the period
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prior to being used to purchase shares of Stock in accordance with Article V.

     3.4 Changes in Payroll Deductions.  The percentage designated by a
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Participant as his rate of contribution under Section 3.2 shall automatically apply to increases and decreases in his Compensation. Except as provided in
Section 3.5, a Participant may elect to change the rate of his contributions to any other permissible rate effective as of the first day of the first payroll period of any Offering Period provided the Participant files written notice with the Administrator of an election to change his contribution rate at least ten
(10) Business Days before the effective date of the election.

     3.5 Suspension and Resumption of Payroll Deductions.  A Participant may
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terminate contributions under the Plan as of the first day of any payroll period by filing written notice thereof with the Administrator at least ten (10) Business Days before the effective date of the termination. A Participant who has terminated his participation in the Plan in accordance with the preceding provisions, shall be prohibited from resuming contributions under the Plan until the following Entry Date. A Participant whose contributions have been terminated in accordance with the preceding provisions, may resume contributions under the Plan in accordance with Section 2.2.

     3.6 Restrictions on Participation.  Notwithstanding any provisions of the
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Plan to the contrary, no Employee shall be granted an option to participate in the Plan under the following conditions:

          3.6.1 No Employee shall be granted an option if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any Employee); or

          3.6.2 No Employee shall be granted an option which permits his rights to purchase Stock under the Plan and all other employee stock purchase plans (as described in section 423 of the Code) of the Company to accrue at a rate which exceeds $25,000 of fair market value of such Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 3.6.2:

                3.6.2.1 the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

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               3.6.2.2 the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

               3.6.2.3 a right to purchase stock which has accrued under one option granted pursuant a plan may not be carried over to any other option.

                                   ARTICLE IV
                                   OFFERINGS


     4.1 Quarterly Offerings.  The Plan shall be implemented through quarterly
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offerings of the Company's Stock.  Each Offering Period shall begin on the
Offering Commencement Date and shall end on the Offering Termination Date.

     4.2 Purchase Price.  The "Purchase Price" per share of Stock with respect
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to each Offering Period shall be the lesser of:

          4.2.1 Eighty-five (85) percent of the official closing price of the Stock on the Offering Termination Date on the National Association of Securities Dealers Automated Quotations (or on such other national securities exchange upon which the Stock may then be listed, hereinafter referred to as the "Exchange") or if no sale of Stock occurred on such date, the official closing price on the preceding Business Day; or

          4.2.2 Eighty-five (85) percent of the official closing price of the Stock on the Offering Commencement Date on the Exchange (or if no sale of Stock occurred on such date, the closing price on the preceding business day).

     4.3 Maximum Offering.  The maximum number of shares of Stock which shall be
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issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 9.3, shall be 500,000 shares. If the total number of shares which would be purchased during any Offering Period exceeds the maximum number of available shares, the Administrator shall make a pro rata allocation of the available shares in a manner that it determines to be equitable and the balance of payroll deductions credited to the Accounts of Participants shall be returned to such Participants as soon as administratively practicable.

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                                   ARTICLE V
                               PURCHASE OF STOCK


     5.1 Automatic Exercise.  On each Offering Termination Date, each
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Participant shall automatically and without any act on his part be deemed to have purchased Stock to the full extent of the payroll deductions credited to his Account during the Offering Period ending on such Offering Termination Date.

     5.2 Fractional Shares.  Fractional shares of Stock may not be purchased
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under the Plan.

     5.3 Acquisition of Stock.  The Company may acquire Stock for use under the
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Plan from authorized but unissued shares, treasury shares, in the open market or in privately negotiated transactions.

     5.4 Accounting for Purchased Stock.  All shares of Stock purchased pursuant
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to Section 5.1 shall be allocated as Shares to the appropriate Participant's
Account as of the Offering Termination Date on which such shares are purchased.

                                   ARTICLE VI
                                   ACCOUNTING


     6.1 General.  The Administrator shall establish procedures to account for
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payroll deductions made by a Participant, the number of Shares of Stock purchased on a Participant's behalf and the number of Shares allocated to a Participant's Account.

     6.2 Registration of Stock.  Shares of Stock allocated to a Participant's
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Account shall be registered in the name of the Company or its nominee for the benefit of the Participant on whose behalf such shares were purchased.

     6.3 Accounting for Distributions.  Shares of Stock distributed or sold from
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a Participant's Account shall be debited from his Account on a first-in first-
out basis.

     6.4 Account Statements.  Each Participant shall receive at least semi-
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annual statements of all payroll deductions and shares of Stock allocated to his
Account together with all other transactions affecting his Account.

                                  ARTICLE VII
                         WITHDRAWALS AND DISTRIBUTIONS


     7.1 Withdrawal of Shares.  A Participant may elect to withdraw any number
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of Shares allocated to his Account by providing notification to the Company in accordance with procedures established by the Administrator. As soon as administratively practicable following notification of a Participant's election to withdraw Shares, the Administrator shall cause a certificate representing the number of Shares to be withdrawn to be delivered to the Participant.

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     7.2 Distribution Upon Termination.  As soon as administratively practicable
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after a Participant's termination of employment with the Company or a participating subsidiary for any reason, a certificate representing all of such Participant's Shares shall be distributed to him (or his executor, in the event of his death).

     7.3 Distribution of Payroll Deductions.  In the event a Participant
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terminates his employment with the Company or a participating subsidiary or his participation in the Plan is terminated pursuant to Section 3.5, any payroll deductions allocated to his Account and not yet applied to purchase Stock in accordance with Section 5.1 shall be distributed to him in a cash lump sum as soon as administratively practicable thereafter.

                                  ARTICLE VIII
                                 ADMINISTRATION


     8.1 Appointment of Administrator.  The Board shall appoint an individual or
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committee comprised of so many members as the Board shall determine to administer the Plan. The Board may from time to time, if the plan is administered by a committee, appoint members to the committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the committee.

     8.2 Authority of Administrator.  The Administrator shall have the exclusive
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power and authority to administer the Plan, including without limitation the right and power to interpret the provisions of the Plan and make all determinations deemed necessary or advisable for the administration of the Plan. All such actions, interpretations and determinations which are done or made by the Administrator in good faith shall be final, conclusive and binding on the Company, the Participants and all other parties and shall not subject the Administrator to any liability.

     8.3 Administrator Procedures.  The Administrator shall hold its meetings at
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such times and places as it shall deem advisable and may hold telephone meetings. In the event that the Administrator is a committee, a majority of its members shall constitute a quorum and all determinations shall be made by a majority of its members. Any decision or determination reduced to writing and signed by the Administrator shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Administrator may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     8.4 Expenses.  The Company will pay all expenses incident to the operation
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of the Plan, including the costs of recordkeeping, accounting fees, legal fees and the costs of delivery of stock certificates to Participants.

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                                  ARTICLE IX
                                 MISCELLANEOUS


     9.1 Transferability.  Neither payroll deductions credited to a
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Participant's Account nor any rights with regard to the purchase of Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution.

     9.2 Status as Owner.  Each Participant shall be deemed to legally own all
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shares of Stock allocated to his Account and shall be entitled to exercise all rights associated with ownership of the shares, including, without limitation, the right to vote such shares in all matters for which Stock is entitled to vote, receive dividends, if any, and tender such shares in response to a tender offer.

     9.3 Adjustment Upon Changes in Capitalization.  In the event of a
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reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company, or a sale by the Company of all or part of its assets, the Board may make appropriate adjustments in the number and kind of shares which are subject to purchase under the Plan and in the exercise price applicable to outstanding options.

     9.4 Amendment and Termination.  The Board shall have complete power and
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authority to terminate or amend the Plan (including without limitation the power and authority to make any amendment that may be deemed to affect the interests of any Participant adversely); provided, however, that the Board shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be offered under the Plan (except pursuant to Section 9.3); (ii) modify the requirements as to eligibility for participation in the Plan; or (iii) in any other way cause the Plan to fail the requirements of section 423 of the Code.

          The Plan and all rights of Employees hereunder shall terminate: (i) at any time, at the discretion of the Board, in which case any cash balance in Participants' Accounts shall be refunded to such Participants as soon as administratively possible; or (ii) on the Offering Termination Date on which Participants become entitled to purchase a number of shares of Stock that exceeds the maximum number of shares available under the Plan.

     9.5 No Employment Rights.  The Plan does not, directly or indirectly,
         --------------------
create in any Employee any right with respect to continuation of employment by the Company and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's terms of employment at any time.

     9.6 Withholding.  To the extent any payments or distributions under this
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Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes. The Company may satisfy its withholding obligation by (i) withholding shares of Stock allocated to a

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Participant's Account, (ii) deducting cash from a Participant's Account, or
(iii) deducting cash from a Participant's other compensation. A Participant's election to participate in the Plan authorizes the Company to take any of the actions described in the preceding sentence.

     9.7 Use of Funds.  All payroll deductions held by the Company under this
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Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to hold such payroll deductions in trust or otherwise segregate such amounts.

     9.8 Shareholder Approval.  Notwithstanding the provision of Section 1.7 of
         --------------------
the Plan, the Plan shall not take effect until approved by the shareholders of the Company.

     9.9 Choice of Law.  Except to the extent superseded by Federal law, the
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laws of the State of New Jersey will govern all matters relating to the Plan.

                                    * * * *

          To record the adoption of the Plan, CYTOGEN Corporation has caused its authorized officers to affix its Corporate name and seal this 21st day of May, 1997.


[CORPORATE SEAL]                         CYTOGEN Corporation


Attest: /s/ T. Jerome Madison            By: /s/ Thomas J. McKearn
        ------------------------             ---------------------------------
        T. Jerome Madison,                   Thomas J. McKearn,
        Secretary                            President

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